UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 31, 2011

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 30, 2011, Blue Dolphin Energy Company (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Nasdaq Hearings Panel (the “Panel”), pursuant to instructions received from the Nasdaq Listing and Hearing Review Council, had determined to resume trading of the Company’s common stock as a result of the Company meeting requirements set forth under Nasdaq Marketplace Rule 5550(b), which requires listed securities to maintain a minimum of $2.5 million in stockholders’ equity for continued listing.  Trading of Blue Dolphin’s securities on The Nasdaq Capital Market will resume effective Thursday, September 1, 2011 before the open of the markets.  The Panel will monitor Blue Dolphin’s continued compliance with the shareholder’s equity rule for a period of one year.

Item 9.01             Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Blue Dolphin Energy Company Press Release Issued August 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 31, 2011

Blue Dolphin Energy Company

/s/ T. SCOTT HOWARD
T. Scott Howard Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

99.1	Blue Dolphin Energy Company Press Release Issued August 31, 2011.